Exhibit 10.17

NPC INTERNATIONAL HOLDINGS, INC.

2011 STOCK OPTION PLAN

This 2011 Stock Option Plan (the “Plan”) of NPC International Holdings, Inc., a Delaware corporation (the “Company”), adopted by the Board of Directors of the Company on December 28, 2011 (the “Effective Date”), is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the Plan also increases the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

ARTICLE I

DEFINITIONS

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Cause” with respect to a Participant, shall have the meaning set forth in such Participant’s employment agreement with the Company or its Subsidiaries or, in the absence of such agreement or definition, shall mean one or more of the following: (i) such Participant’s misappropriation of funds, embezzlement or fraud in the performance of his duties to the Company or its Subsidiaries, (ii) the failure or refusal of such Participant (following written notice thereof from the Board) to carry out in any material respect any reasonable request of the Board for the provision of services, which failure is not cured within 30 days of such notice, (iii) the breach or violation by such Participant of any material provision of any agreement between such Participant and the Company or its Subsidiaries or of any policy of the Company or its Subsidiaries regarding acts of moral turpitude, dishonesty, theft or unethical business conduct, or (iv) the entering of a plea of guilty or nolo contendere to, or the conviction of such Participant of, a felony.

“Change of Control” means any transaction involving the Company or its shareholders and an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) a majority of the Company’s outstanding shares of authorized capital stock entitled to vote generally in the election of the Board (whether by merger, consolidation or sale or transfer of the Company’s outstanding shares of authorized share capital or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis provided that, a Public Offering shall not constitute a Change of Control; and provided further that a transaction shall not constitute a Change of Control unless it also is a “change in the ownership or effective control of” the Company, or a “change in the ownership of a substantial portion of the assets” of the Company (in each case as determined under Section 409A(2)(A)(v) of the Code (and the Treasury Regulations or other IRS guidance issued under Section 409A of the Code from time to time).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations, notices, or guidance promulgated pursuant thereto by the United States Treasury Department.

“Committee” shall mean the committee of the Board, which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

“Common Stock” shall mean the Company’s Common Stock, par value $.001 per share, or in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Disability” with respect to a Participant, shall have the meaning set forth in such Participant’s employment agreement with the Company or its Subsidiaries or, in the absence of such agreement or definition, shall mean the inability, due to documented illness, accident, injury, physical or mental incapacity or other disability, of such Participant to carry out effectively such Participant’s duties and obligations to the Company and/or its Subsidiaries or to participate effectively and actively in the management of the Company and/or its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board, but in either case, only if such Participant’s condition is also a “Disability” with the meaning of Code Section 409A(a)(2)(C) (and under Treasury Regulations or other IRS guidance issued under Section 409A of the code from time to time).

“Franchise Agreement” means any location, territory or other franchise agreement pursuant to which Franchisor has granted the Company or any of its Subsidiaries the right to own and/or operate restaurants, as such agreement may be amended or otherwise modified from time to time.

“Franchisor” means Pizza Hut, Inc. and its Affiliates.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company’s outstanding Common Stock on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

“Investor” shall mean Olympus Growth Fund V, L.P., a Delaware limited partnership.

“Limited Exercisability Option” shall mean an Option that is specifically designated as such in the Option Agreement and whereby it shall become exercisable (subject to the other terms and conditions of the Plan and the applicable Option Agreement) only upon the earlier of one or more of the following events: (a) a separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code of Optionee; (b) death of Optionee; (c) Disability of Optionee; or (d) a Change of Control. Until one of the foregoing events happens, such Limited Exercisability Option may not be exercised.

“Options” shall have the meaning set forth in Article IV.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Options and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of any holder other than a Participant (except for the Company and, to the extent that a Participant is permitted to transfer his or her Option Shares pursuant to the terms of the Stockholders Agreement, purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

“Participant” shall mean any executive or other key employee of the Company who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of capital stock of the Company.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of November 4, 2011, between the Company, the Investor and the other stockholders of the Company party thereto, as amended or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof or (B) such Person is a general partner, managing member of managing director of such partnership, limited liability company, or other business entity.

ARTICLE II

ADMINISTRATION

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant or issue Options to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, (vi) determine whether the Options comply with requirements of Section 409A of the Code and (vii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

It is the Company’s intent that (1) the Options (other than any Limited Exercisability Options) not be treated as deferred compensation subject to the requirements of Section 409A of the Code and (2) the Limited Exercisability Options not be treated as a deferred compensation plan that fails to comply with the requirements of Section 409A of the Code and, in each case, that any ambiguities in construction be interpreted in order to effectuate such intent. Options (other than Limited Exercisability Options) issued under the Plan shall contain such terms as the Committee determines are appropriate to avoid the application of Section 409A of the Code, and Limited Exercisability Options issued under the Plan shall contain such terms as the Committee determines are appropriate to comply with the requirements Section 409A of the Code. In the event that, after the issuance of an Option under the Plan, Section 409A of the Code is amended, or the Internal Revenue Service or Treasury Department issues additional, or amends existing, guidance interpreting Section 409A of the Code, the Committee may (but shall have no obligation to do so) amend or modify the terms of any such previously issued Option to the extent the Committee determines that such amendment or modification is necessary to (A) avoid the application of, in the case of the Options (other than any Limited Exercisability Option) and (B) comply with, in the case of the Limited Exercisability Option, the requirements of Section 409A of the Code. Notwithstanding any other provision of the Plan, the Company shall have no obligation to indemnify any Person against any taxes (or any interest or penalties thereon) attributable to the transfer, ownership, exercise, or disposition of, or any other transaction involving, Options, including, without limitation, as the result of the application of Section 409A of the Code.

ARTICLE III

LIMITATION ON AGGREGATE SHARES

The number of shares of Common Stock with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 261,469 shares of Common Stock; provided that the type and the aggregate number of shares of Common Stock which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 5.4 below; provided further that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, or any shares of Common Stock issued upon exercise of any Options are repurchased by the Company, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE IV

OPTIONS

4.1 Options. The Committee may grant Options to Participants in accordance with this Article IV.

4.2 Form of Option. Options granted under the Plan shall be nonqualified stock options and are not intended to be “incentive stock options” within the meaning of Section 422(a) of the Code or any successor provision. If an Option is intended to be a Limited Exercisability Option, it must be designated as such in the Option Agreement by the Committee.

4.3 Exercise Price. The option exercise price per share of Common Stock shall be fixed by the Committee on the date of grant; provided that, for the avoidance of doubt, the exercise price may increase from time to time as specified in the applicable Option Agreement.

4.4 Exercisability. Unless an Option is specifically designated as a Limited Exercisability Option in the Option Agreement, Options shall be exercisable at such time or times as the Committee shall determine in the Option Agreement at or subsequent to grant.

4.5 Procedure for Exercise. Subject to the satisfaction of the conditions set forth herein and in the applicable Option Agreement, a Participant may exercise all or any portion of such Participant’s Option, to the extent it has vested and become exercisable and has not expired or been forfeited, by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the Option exercise price. Payment of the Option exercise price shall be made in cash (including cashier’s or certified check, bank draft or money order) or such other manner as determined by the Committee (if in accordance with policies approved by the Board).

4.6 Vesting. Options may be made vested in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted, as set forth in the applicable Option Agreement.

4.7 Term of Options. The term of each Option shall be determined by the Committee and specified in the Option Agreement, but in no event shall an Option be exercisable in whole or in part more than ten years from the date it is granted. Prior to the exercise of an Option and delivery of the Option Shares represented thereby, the Participant shall have no rights as a Stockholder with respect to such Option Shares (including any dividend, distribution, registration, participation, transfer or voting rights). Notwithstanding the foregoing, any Limited Exercisability Option shall expire and be forfeited without payment of any kind upon the earlier of (i) thirty (30) days after the event triggering Participant’s ability to exercise the Option pursuant to Section 4.4 and (ii) the tenth anniversary of the date hereof; provided that any Limited Exercisability Option that becomes exercisable in connection with a Change of Control that is not exercised as of (or cancelled in connection with) the consummation of such Change of Control shall expire and be forfeited without payment of any kind as of the consummation of such Change of Control.

4.8 Certain Conditions to Exercise.

(a) As a condition to the exercise of a Participant’s Option, (i) such Participant shall permit the Company to deliver to such Participant all financial and other information regarding the Company and its Subsidiaries it believes necessary to enable such Participant to make an informed investment decision, (ii) such Participant shall make all customary investment representations which the Company requires (including any reaffirmation of the representations made by such Participant in Section 4.8(b) as may be requested by the Committee), (iii) if such Participant is not then a party to the Stockholders Agreement, such Participant shall execute and deliver to the Company a joinder to the Stockholders Agreement in such form as the Committee shall determine.

(b) In connection with the exercise by any Participant of any Option granted under the Plan, and as a condition thereto, such Participant represents and warrants to the Company that:

(i) the Option Shares to be acquired by such Participant pursuant to the exercise of such Option shall be acquired for such Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws;

(ii) such Participant (together with such advisors that have been retained by or on behalf of such Participant in connection with the exercise of such Option), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the risks and benefits of the investment in the Option Shares;

(iii) such Participant is able to bear the economic risk of his or her investment in the Option Shares for an indefinite period of time because the Option Shares are subject to transfer restrictions under the Stockholders Agreement and have not been registered under the 1933 Act and, therefore, cannot be sold except in compliance with such restrictions and only if such Option Shares are subsequently registered under the 1933 Act or an exemption from such registration is available; and

(iv) such Participant and his or her advisors have had an opportunity to ask questions and receive answers concerning, and has had full access to, such financial and other information concerning the Company and its Subsidiaries as such Participant has requested.

4.9 Option Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”), which shall be signed by the Participant and by an authorized officer of the Company (who is not the Participant) for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan and such other terms and conditions specified in the Option Agreement.

4.10 Restrictions on Transfer.

(a) Options may not be transferred other than by will or the laws of descent and distribution (with the exception of being transferred during life to a trust wholly-owned by and under the control of the Participant) and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian, legal representative or trustee). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only: (i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and (ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

(b) All Option Shares are subject to the restrictions on transfer set forth in the Stockholders Agreement. Certificates for all Option Shares shall bear such legends as required by the Stockholders Agreement or as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

ARTICLE V

GENERAL PROVISIONS

5.1 Change of Control. In the event of a Change of Control and with respect to any Option held by a Participant (unless otherwise provided in such Participant’s Option Agreement with respect to such Option): (a) any portion of such Option that was then vested and exercisable immediately prior to such transaction shall, in the discretion of the Committee (i) be cancelled in consideration for payment to such Participant of an amount equal to the portion of the consideration that would have been payable to such Participant pursuant to the Change in Control if the then vested and exercisable portion of such Participant’s Option had been fully exercised immediately prior to such transaction, less the aggregate Option exercise price, (ii) if the amount that would have been payable to such Participant pursuant to such transaction if such Participant’s Option had been fully exercised immediately prior thereto would be less than the aggregate Option exercise price that would have been payable therefor, cancel the Option for no consideration or payment of any kind, and/or (iii) remain outstanding or be adjusted pursuant to Section 5.4; and (b) any portion of such Option that was then unvested (including those unvested due to Missed Fiscal Years, if applicable, as set forth in the Participant’s Option Agreement), other than any such Option which fully vests in conjunction with the Change in Control, shall be cancelled and terminated for no consideration or payment of any kind. Notwithstanding any other provision of this Plan to the contrary, no Participant shall be entitled to receive any consideration with respect to any Option that is cancelled in connection with a Change of Control other than the consideration that is payable upon the consummation of such Change in Control, provided that, in the event there is a Change of Control described in either section 1.409A-3(i)(5)(v) or section 1.409A-3(i)(5)(vii) of the Treasury Regulations, the holder of any Option that is vested at the time of (or vests as a result of) such Change in Control may receive consideration on the same schedule and terms as payments to holders of Common Stock generally to the extent such consideration is paid within five (5) years following the date of such Change in Control.

5.2 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.

5.3 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction. In the event that the Company or its affiliates does not make such deductions or withholdings and Participant does not otherwise remit such amounts with his/her personal income tax return following appropriate information reporting of such options by the Company, such Participant shall then be required indemnify the Company and its affiliates for any amounts paid or payable by the Company or any of its affiliates with respect to any such taxes, together with any interest, penalties and additions to tax and any related expenses thereto.

5.4 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee shall make such adjustments in the number and type of shares authorized by the Plan and available for issuance hereunder, the number and type of shares covered by outstanding Options and the exercise prices specified therein to prevent dilution of the Participant at the time of such event so as to keep Participant in the same position in which such Participant was in prior to the reorganization, recapitalization, stock dividend, stock split, combination or change (and such adjustment shall in no event be considered an amendment or modification of the Plan or any Options hereunder).

5.5 Rights of Participants. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries for any period of time or to continue his or her present (or any other) rate of compensation. No director, officer, employee, consultant, advisor or other Person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant or to be selected as a participant or beneficiary of any other plan or program of the Company or its Subsidiaries, and nothing in the Plan or in any Option Agreement shall provide for any adjustment to the number of Option Shares subject to a Participant’s Option upon the occurrence of subsequent events, except as provided in Section 5.4.

5.6 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair in any material respect the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

5.7 Amendment, Modification and Cancellation of Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair in any material respect the rights of any Participant under any Option without the consent of such Participant (unless otherwise provided in a Participant’s Option Agreement). With the Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant.

5.8 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 5.8 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

5.9 Participant Acknowledgments. In connection with the grant of any Options or the issuance of any Option Shares, each Participant acknowledges and agrees, that as a condition to any such grant and/or issuance:

(a) Except for any information rights of any Participant that is already a stockholder of the Company in such capacity, the Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of any Option Shares upon the termination of such Participant’s employment with the Company or its Subsidiaries or as otherwise provided under the Stockholders Agreement, the Plan or any written agreement evidencing the grant of any Options or the issuance of any Option Shares.

(b) Neither the grant of any Options, the issuance of any Option Shares nor any provision contained in the Plan or in any written agreement evidencing the grant of any Options or the issuance of any Option Shares shall entitle such Participant to remain in the employment of the Company or its Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate any Participant’s employment at any time for any reason.

(c) Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under the Plan and any written agreement evidencing the grant of any Options or the issuance of any Option Shares and he or she fully understands the terms and conditions contained herein and therein.

5.10 Spousal Consent. As a condition to the grant of any Options to any Participant under the Plan who is married at the time of grant, such Participant shall deliver to the Company an executed consent from such Participant’s spouse (if any) in such form as the Committee shall determine (the “Spousal Consent”). If, at any time while such Participant is the holder of any Options or Option Shares, such Participant becomes legally married (whether in the first instance or to a different spouse), such Participant shall cause his or her spouse to execute and deliver to the Company an executed Spousal Consent. Such Participant’s failure to deliver to the Company an executed Spousal Consent at any time when such Participant would otherwise be required to deliver such consent shall constitute such Participant’s continuing representation and warranty to the Company that such Participant is not legally married as of such date.

5.11 Repurchase of Option Shares. Upon the termination of any Participant’s employment with the Company and/or any of its Subsidiaries for any reason, such Participant shall be required to sell to the Company, and the Company shall be required to repurchase from such Participant, all Option Shares issued upon the exercise of such Participant’s Options in accordance with the terms of the Stockholders Agreement.

5.12 Franchise Agreement Requirements. The grant of Options and the issuance of Option Shares upon exercise thereof and the other obligations of the Company under this Plan shall be subject to the obligations of the Company under the Franchise Agreements. Option Shares shall not be issued upon the exercise of any Option unless the exercise of such Option and the issuance and delivery of such Option Shares pursuant thereto shall comply with all relevant provision of the Franchise Agreements and any other policies of the Franchisor with respect to the transfer or ownership of Option Shares. The Board, in its sole discretion, may postpone the settlement of any Option as the Board may consider appropriate and may require a Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Share in compliance with the Franchise Agreements.

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